Exhibit 10.1

                               AMERICOM USA, INC.
                            AMENDED STOCK OPTION PLAN

The Board of Directors of AMERICOM USA, INC. (the "Company") passed on the 26th day of March, 1999, an employee Stock Option Plan (the "Plan") it has been deemed appropriate to amend same to reflect more precisely the intentions of the parties;

The following is the Plan including all amendments and shall be deemed to be the amended Plan when passed by the Directors of the Company.

      Section 1.01. Purpose. (a) The purpose of this the Plan is to promote the growth and general prosperity of the Company by permitting the Company to grant options to purchase shares of its common stock, par value $.0001 per share (the "Common Stock"), to persons whose contributions are important to the success of the Company. The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its parent and subsidiary corporations (if any) and to provide key employees, directors, associates and consultants of or to the Company and its parent and subsidiary corporations with an additional incentive to contribute to the success of the Company.

                  (b) The Company intends that options granted to employees pursuant to the provisions of the Plan will qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder ("ISOs"), unless an option, by its terms, would not qualify thereunder. The Plan also provides for the granting of options that do not qualify as ISOs ("NQOs") to individuals who are not employees. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall have the meanings set forth in subsections (e) and (f), respectively, of Section 424 of the Code, and shall be referred to herein, collectively, as "Affiliates."

      Section 2.01. Administration. (a) The Plan shall be administered by the board of directors of the Company or by a committee of the board of directors consisting of two or more directors to whom administration of the Plan has been delegated by resolution of the board of directors. The members of the board of directors or that committee, as the case may be, are hereafter referred to as the "Plan Administrators." Actions of the Plan Administrators shall be taken by a majority vote or by unanimous written consent.

                  (b) In the event that the Company is subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Act"), the grant of an option to any individual subject to the limitations of Section 16(b) of the Act, and the terms of such option, shall be approved by the full board of directors of the Company or a committee comprised solely of two or more individuals who are "Non-Employee Directors" within the meaning of Rule 16(b)-3 promulgated by the Securities and Exchange Commission thereunder.

                  (c) In the event that the Company is the issuer of any common equity securities required to be registered under Section 12 of the Act, the grant of an option to any employee of the Company or an Affiliate, and the terms of such option, shall be approved by a


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committee comprised solely of two or more individuals who are "outside directors" within the meaning of the Treasury Regulations promulgated under
Section 162(m) of the Code.

      Section 2.02. Authority of Plan Administrators. Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion, (a) to construe and interpret the Plan, (b) to define the terms used herein, (c) to prescribe, amend, and rescind rules and regulations relating to the Plan, (d) to determine the individuals to whom options to purchase Common Stock shall be granted under the Plan, (e) to determine the time or times at which options shall be granted under the Plan, (f) to determine the number of shares of Common Stock subject to each option, the option price and the duration of each option granted under the Plan, (g) to determine all of the other terms and conditions of options granted under the Plan, and (h) to make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries.

      Section 2.03. Terms, Conditions and Method of Grant. The terms and conditions of options granted under the Plan may differ from one another as the Plan Administrators, in their absolute discretion, shall determine as long as all options granted under the Plan satisfy the requirements of the Plan. No optionee shall have any rights with respect to an option granted under the Plan unless the optionee shall have executed and delivered to the Plan Administrators an option agreement (with a copy of the Plan attached). The option agreement shall be in the form and shall contain such provisions consistent with the Plan as the Plan Administrators, acting with the benefit of legal counsel, shall deem advisable. The date of the option agreement shall be the date of granting the option to the optionee for all purposes of the Plan. No option under the Plan shall be granted the exercise of which shall be conditioned upon the exercise of any other option under the Plan or any other plan.

      Section 3.01. Maximum Number of Shares of Common Stock Subject to the Plan. Subject to the provisions of Section 12.01, the sum of the aggregate number of shares with respect to which options may be granted under the Plan and the number of shares subject to the substituted options described in Section 12.02, is Fifteen Million (15,000,000). The maximum number of shares subject to the Plan may be adjusted pursuant to the provisions of Section 12.01 of the Plan. If any of the options granted under the Plan expire or terminate for any reason before they have been exercised in full, the shares of Common Stock subject to those expired or terminated options shall again be available for the purpose of the Plan.

      Section 4.01. Eligibility and Participation. Employees, directors, associates and consultants of or to the Company or any Affiliate shall be eligible for selection by the Plan Administrators to receive grants of options hereunder; provided, however, that only employees of the Company or an Affiliate shall be eligible for selection by the Plan Administrators to receive grants of ISOs under the Plan.

      Section 5.01. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the board of directors of the Company, subject to approval of the Plan by the shareholders of the Company, as provided in Section
14.01. The Plan shall continue in effect for a term of 10 years from the earlier of the date of adoption by the board or approval by shareholders unless sooner terminated under Section 13.01.


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      Section 5.02. Duration of Options. Each option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Plan Administrators, but in no event shall any option granted under the Plan expire later than ten (10) years from the date on which the option is granted. In addition, each option shall be subject to early termination as provided in this Plan.

      Section 5.03. Purchase Price. The purchase price for shares of Common Stock acquired pursuant to the exercise (in whole or in part) of any option shall not be less than the fair market value of the stock at the time of the grant of the option. The effective date for the determination of fair market value shall be date any employee is hired or any associate or consultant is retained. Fair market value shall be determined by the Plan Administrators on the basis of those factors they deem appropriate; provided that the Plan Administrators shall make a good faith effort to determine such fair market value in selecting such factors, and provided further, that if at the time the determination is made the Common Stock is admitted to trading on a national securities exchange, the fair market value of the shares shall be not less than the greater of (i) the mean between the high bid and asked prices reported for the Common Stock on that exchange on the day the option is granted or the most recent trading day preceding the date on which the option is granted or (ii) the last reported sale price reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted. The phrase "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

      Section 5.04. Term and Purchase Price of Option Granted to More Than Ten Percent Stockholder. Notwithstanding anything to the contrary in Sections 5.02 and 5.03, if an option which is intended to be an ISO is to be granted to an employee who at the time the option is granted owns (or under Section 424(d) of the Code is deemed to own) more than 10 percent of the voting power or value of all classes of stock of the Company, (i) that option by its terms shall not be exercisable after the expiration of five years after the date that option is granted, and (ii) the purchase price for shares acquired pursuant to the exercise (in whole or in part) of that option shall be at least 110 percent of the fair market value (as determined under Section 5.03) of the shares subject to the option at the time the option is granted.

      Section 5.05. Maximum Amount of Options in Any Calendar Year. (a) To the extent that the aggregate fair market value of stock with respect to which options under this Plan and all other such option plans of the Company and Affiliates, which would otherwise be ISOs, are exercisable for the first time by an optionee in any calendar year exceeds $100,000, such options shall not be treated as ISOs. Nothing contained herein shall prohibit the grant of an NQO to an individual who is an employee of the Company or an Affiliate regardless of whether ISOs are granted to such individual in such year.

                  (b) Subject to the provisions of Section 12.01, the maximum aggregate number of shares which may be granted under the Plan to any employee of the Company or an Affiliate during any calendar year shall be One Million (1,000,000).

      Section 6.01. Exercise of Options by Optionee. Each option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. No option may be exercised for a fraction of a share of Common Stock. In addition, no option may be exercised other than on a business day of the Company. The full purchase price of any shares purchased shall be paid at the time of exercise of the option


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by a combination of cash, certified or cashier's check payable to the order of the Company or, if permitted by the terms of the option, shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value, as determined by the Plan Administrators in accordance with Section 5.03 of the Plan. In addition, if permitted by the terms of the option, the optionee may purchase all or any portion of the shares subject to an option by directing the Company to withhold from delivery to the optionee the number of shares having a fair market value equal to the aggregate exercise price of the total number of shares purchased, or to deliver that number of shares and his irrevocable instructions to a broker to deliver to the Company proceeds of the sale of shares or a loan that are sufficient to pay the aggregate exercise price of the total number of shares purchased. No option may be exercised on a date later than 10 years from the date it is granted. For purposes of any and all Incentive Stock Option Agreements, the purchase price for purposes of the definition of equivalent shall mean shares of the Corporation at fair market value at the time of such exercise.

      Section 6.02. Exercise of Options by Estate or Beneficiaries. Subject to the provisions of Section 11.01, if an option shall have been transferred to an estate of an optionee, or to any beneficiary thereof who shall have acquired such option by bequest or inheritance by reason of the death of such optionee, the option shall be exercisable in the same manner as if exercised by such optionee pursuant to Section 6.01.

      Section 6.03. Written Notice Required. Any option granted pursuant to the terms of the Plan shall be considered exercised when written notice of that exercise, together with the investment representations described in Section 7.01, if any, have been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Upon receipt thereof, and in connection with the transfer of Common Stock pursuant to the exercise of an ISO, the Company shall provide optionee with a written statement containing the information required by Section 6039(a) of the Code.

      Section 6.04. Withholding Taxes. Shares of Common Stock shall not be transferred to an optionee upon exercise of an option granted hereunder unless and until the optionee has paid to the Company, or such other person responsible under applicable law for withholding taxes in connection with such exercise, an amount of cash sufficient to satisfy the liability for federal, state and local withholding taxes in connection with such exercise. In their complete discretion, however, the Plan Administrators may permit the optionee to elect to have the Company assume this obligation by directing the Company to withhold a number of shares having a fair market value equal to the withholding taxes, or to deliver that number of shares and his irrevocable instructions to a broker to deliver to the Company the proceeds of a sale of a number of shares or a loan that are sufficient to satisfy the withholding taxes.

      Section 7.01. Compliance with State and Federal Laws. Shares of Common Stock shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the Common Stock pursuant to that exercise shall comply with all relevant provisions of state and federal laws, rules and regulations, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to that compliance. If any law or any regulation of any federal or state body having jurisdiction shall require the Company or the optionee to take any action in connection with the shares specified in the optionee's notice, then the date for the delivery of the shares shall be postponed until the


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completion of the necessary action. The Plan Administrators also shall require
(to the extent required by applicable laws, rules and regulations) an optionee to furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise) that the Common Stock is being purchased only for investment and without any present intention to sell or distribute the Common Stock in violation of any law, rule or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as may be required by applicable laws, rules and regulations.

      Section 8.01. Option Rights Upon Termination of Service. If an optionee ceases to be in the service of the Company or any Affiliate in any capacity, without regard to the anticipated duration of that cessation of service and for any reason other than death or permanent disability, his or her option shall immediately terminate, unless an option agreement allows the option to be exercised (to the extent exercisable on the date of termination of service) for a specified period of time thereafter.

       Section 9.01. Option Rights upon Death or Disability. Except as otherwise limited by the Plan Administrators at the time of the grant of an option, if an optionee dies or becomes permanently and totally disabled within the meaning of
Section 22(e)(3) of the Code while in the service of the Company or any Affiliate, his or her option shall expire one year after the date of death or the date of permanent and total disability, unless in either case the option agreement or the Plan otherwise provides for earlier termination. During that period, the unexercised portion of the option may be exercised by the optionee, if living, or by the person or persons to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise the option at the date of death or the date of permanent and total disability, as the case may be. Notwithstanding anything herein contained, if an optionee dies or becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code while in the service of the Company or any Affiliate there shall be a vesting of all proportionate options accrued to the date of death or permanent and totally disability.

      Section 10.01. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the Plan, no optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon the exercise of his or her option until the optionee becomes a stockholder of record.

      Section 11.01. Options Not Transferable. Options granted pursuant to the terms of the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent or distribution any may be exercised during the lifetime of an optionee only by that optionee.

      Section 12.01. Adjustments for Changes in Capitalization or Organization; Change in Corporate Control; Acceleration of Right to Exercise Option. All options granted pursuant to this Plan shall be adjusted in the manner prescribed by this section.

            (a) If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares of Common Stock as to which options may be granted under the Plan. A


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corresponding adjustment changing the number or kind of shares of Common Stock allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share of Common Stock or other unit of any security covered by the option.

            (b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger, combination or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or stock of the Company to another corporation, the Plan and any option theretofore granted hereunder shall terminate unless provision is made in writing in connection with that transaction for the continuance of the Plan and for the assumption of options theretofore granted hereunder, or the substitution for those options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments, as determined or approved by the Plan Administrators, as to the number and kind of shares of stock subject to the substituted options and prices therefor, in which event the Plan and the options theretofore granted, or the new options substituted therefor, shall continue in the manner and under the terms so provided. For the purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of those shares shall not be more than the excess of the aggregate fair market value of the shares subject to the option immediately before the substitution or assumption over the aggregate option price of those shares, and the new option or assumption of the old option shall not give the optionee additional benefits which the optionee did not have under the old option.

            In the event of (i) such dissolution, liquidation, reorganization, merger, combination, consolidation or sale or transfer of assets or stock in which provision is not made in the transaction for the continuance of the Plan and for the assumption of options theretofore granted or the substitution for those options of new options covering the securities of a successor corporation or a parent or subsidiary thereof or (ii) a difference between the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of those shares and the excess of the aggregate fair market value of the shares subject to the option immediately before the substitution or assumption over the aggregate option price of those shares, each optionee (or that person's estate or a person who acquired the right to exercise the option from the optionee by bequest or inheritance) shall be entitled, prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of shares of Common Stock under the option or options granted to him or her which he or she would otherwise have been entitled to purchase during the remaining term of the option and without regard to any otherwise applicable exercise restrictions set forth in the option agreement. To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the option by the optionee at that time, the exercise shall be contingent upon the consummation of that dissolution, liquidation, reorganization, merger, combination, consolidation, or sale or transfer of assets or stock.

            (c) In the event of a transfer of greater than fifty per cent (50%) of the shares of the Corporation so as to change control of the Corporation, including without limitation, merger,


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acquisition, hostile takeover, etc ( a "Corporate Transaction") all options then outstanding and unvested to the date of the Corporate Transaction shall vest as at the date thereof. Should the Corporation thereafter as a result of the Corporate Transaction make any change to the Plan, all options then outstanding and unvested shall vest as at the date of the said change.

      Section 12.02.  Assumption of Options  Granted by Kiosk  Software,  Inc.
(a) Pursuant to an Agreement and Plan of Reorganization dated January 24, 1999, by and between the Company, Kiosk Acquisition, Inc., Kiosk Software, Inc., and Lori Fisher, Kiosk Software, Inc. shall be merged into Kiosk Acquisition, Inc., which shall be an Affiliate of the Company as of the effective time of the merger ("Merger").

                  (b) Holders of options ("Kiosk Options") to purchase common stock of Kiosk Software, Inc. ("Kiosk Stock"), to the extent outstanding and unexercised immediately prior to the Merger, pursuant to the Kiosk Software, Inc. 1998 Stock Incentive Plan ("Kiosk Plan"), shall receive options to purchase shares of Common Stock in substitution of their options to purchase Kiosk Stock. Such options to purchase Kiosk Stock shall be cancelled and options to purchase Common Stock shall be substituted therefor simultaneously as of the Merger.

                  (c) The number of shares of Common Stock subject to the option serving as a substitute for a Kiosk Option shall be that number, rounded down to the next lowest whole number, such that the aggregate fair market value of such Common Stock, determined as of the Merger, shall be equal to the fair market value of the Kiosk Stock, determined immediately prior to the Merger, subject to such Kiosk Option, to the extent outstanding and unexercised as of the Merger.

                  (d) The exercise price of an option to purchase shares of Common Stock serving as a substitute for a Kiosk Option shall be the amount such that the excess of (i) the aggregate fair market value of such shares of Common Stock, determined as of the Merger, over (ii) the aggregate exercise price of the substitute option, is equal to the excess of (iii) the aggregate fair market value of the Kiosk Stock subject to the Kiosk Option, determined immediately prior to the Merger, over the aggregate exercise price of such Kiosk Option, to the extent outstanding and unexercised as of the Merger.

                  (e) The terms of the substitute option to purchase Common Stock shall be identical to the terms of the Kiosk Option, including those terms of the Kiosk Plan incorporated by reference, except as provided in paragraphs
(c) and (d), above, and except to the extent such terms are inconsistent with the terms of this Plan, in which case the terms of the substitute option shall be modified to avoid such inconsistency. Notwithstanding the preceding sentence, however, to the extent that a Kiosk Option qualified as an ISO in the hands of the optionee immediately prior to the Merger, the terms of the substitute option to purchase Common Stock shall not be modified in such a fashion to result in the optionee receiving "additional benefits," within the meaning of Section 424(a)(2) of the Code, which he did not have under the Kiosk Option.

      Section 13.01. Termination and Amendment of Plan. (a) The Plan shall terminate 10 years after the earlier of its adoption by the board of directors of the Company or its approval by the shareholders of the Company, and no options shall be granted under the Plan after that date; provided, however, that termination of the Plan shall not terminate any option granted prior


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thereto, and options granted prior to termination of the Plan and existing at the time of termination of the Plan shall continue to be subject to all the terms and conditions of the Plan as if the Plan had not terminated.

                  (b) Subject to the limitation contained in Section 13.02, the board of directors of the Company may at any time amend or revise the terms of the Plan, provided that no amendment or revision shall (i) increase the maximum aggregate number of shares of Common Stock provided for in Section 3.01 that may be sold pursuant to options granted under the Plan, except with the approval of the shareholders of the Company or except as provided under the provisions of
Section 12.01(a), (ii) permit the granting of an option to anyone other than as provided in Section 4.01, (iii) increase the maximum term provided for in Sections 5.02 and 5.04 of any option, or (iv) change the minimum purchase price for shares of Common Stock under Sections 5.03 and 5.04.

      Section 13.02. Prior Rights and Obligations. No amendment, suspension or termination of the Plan shall, without the consent of the optionee, alter or impair any of that optionee's rights or obligations under any option granted under the Plan prior to that amendment, suspension or termination.

      Section 14.01. Approval of Shareholders. Within 12 months before or after its adoption by the board of directors of the Company, as provided by Section 5.01, the Plan must be approved by shareholders of the Company holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting. Options may be granted under the Plan prior to obtaining approval, subject to the limitations of Section 13.01 concerning the period during which options may be granted, but those options shall be contingent upon approval being obtained and may not be exercised prior to the receipt of that approval.

      Section 15.01. Reservation of Shares of Common Stock. The Company, during the term of the Plan, will at all times reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of the Plan.

      Section 16.01. Headings. The headings of the sections of the Plan are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

      Section 17.01. Brokers' Commissions. No commission may be paid to brokers on the sale by the Company to the optionee of Common Stock that is optioned and sold under the Plan.

      Section 18.01. Adoption. The Plan has been adopted by a resolution duly adopted by the board of directors of the Company.

      Section 19.01. Applicable Law. The Plan and Options granted hereunder shall be governed by the laws of the State of Delaware.

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